Exhibit 10.25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of February 10, 2025 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender, OXFORD FINANCE CREDIT FUND II LP, by its manager Oxford Finance Advisors, LLC, and OXFORD FINANCE CREDIT FUND III LP, by its manager Oxford Finance Advisors, LLC, each with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (each a “Lender” and collectively, the “Lenders”), SCHOLAR ROCK HOLDING CORPORATION, a Delaware corporation (“Parent”), and SCHOLAR ROCK, INC., a Delaware corporation (together with Parent, individually and collectively, jointly and severally, “Borrower”), with an office located at 301 Binney Street, 3rd Floor, Cambridge, MA 02142, and amends and restates in its entirety that certain Loan and Security Agreement dated as of October 16, 2020, as the same may from time to time be amended, modified, supplemented or restated, including without limitation, by that certain First Amendment to Loan and Security Agreement dated as of November 16, 2021, that certain Second Amendment to Loan and Security Agreement dated as of November 10, 2022, that certain Third Amendment to Loan and Security Agreement dated as of April 18, 2023 and that certain Fourth Amendment to Loan and Security Agreement dated as of May 17, 2024) among the Collateral Agent, the Lenders and Borrower (as amended prior to the Effective Date, the “Prior Agreement”), and provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  The parties agree as follows:

1.ACCOUNTING AND OTHER TERMS
1.1Accounting terms not defined in this Agreement shall be construed in accordance with GAAP; provided that if at any time any change in GAAP would require that operating leases entered into in the ordinary course of business be treated in a manner similar to capital leases under GAAP, all financial covenants, requirements and terms in this Agreement shall continue to be calculated or construed as if such change in GAAP had not occurred and no operating lease in effect at the time of such change, or new lease entered into after such change that would have been treated as an operating lease before such change, shall be treated as a capital lease for any purpose hereunder.  Calculations and determinations must be made in accordance with GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.  All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.
2.LOANS AND TERMS OF PAYMENT
2.1Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2Term Loans.
(a)Availability.
(i)Subject to the terms and conditions of the Prior Agreement, the Lenders (as defined in the Prior Agreement), severally and not jointly, made term loans to Borrower in an aggregate amount of Fifty Million Dollars ($50,000,000.00) according to each Lender’s Term Loan Commitment as set forth on Schedule 1.1 of the Prior Agreement (such term loans are hereinafter referred to singly as an “Original Term Loan”, and collectively as the

“Original Term Loans”).  SVB made Original Term Loans in an aggregate amount of Twenty-Five Million Dollars ($25,000,000.00) and Oxford made Original Term Loans in an aggregate amount of Twenty-Five Million Dollars ($25,000,000.00).  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the Effective Date, (A) to amend and restate the secured promissory notes that evidence the Original Term Loans made by Oxford and subsequently assigned to Oxford Finance Funding XIII, LLC, Oxford Finance Funding IX, LLC and Oxford Finance Funding 2023-1, LLC in an aggregate amount equal to Twenty-Five Million Dollars ($25,000,000.00) and according to each Lender’s Term A-1 Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A-1 Loans”, and collectively as the “Term A-1 Loans”); and (B) to make term loans to Borrower on the Effective Date in an aggregate amount equal to Twenty-Five Million Dollars ($25,000,000.00) according to each Lender’s Term A-2 Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A-2 Loan”, and collectively as the “Term A-2 Loans”; each Term A-1 Loan and Term A-2 is hereinafter referred to singly as a “Term A Loan” and the Term A-1 Loans and Term A-2 Loans are hereinafter referred to collectively as the “Term A Loans”).  Borrower shall use the proceeds of the Term A-2 Loans to fully repay the Original Term Loans held by SVB in the original principal amount of Twenty-Five Million Dollars ($25,000,000.00) on the Effective Date.  After repayment, no Term A Loan may be re-borrowed.
(ii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term B Draw Period, to make term loans to Borrower (but in a single disbursement) in an aggregate amount equal to Fifty Million Dollars ($50,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”).  After repayment, no Term B Loan may be re-borrowed.
(iii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term C Draw Period, to make term loans to Borrower (but in a single disbursement) in an aggregate amount equal to Fifty Million Dollars ($50,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”).  After repayment, no Term C Loan may be re-borrowed.
(iv)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term D Draw Period, to make term loans to Borrower (but in a single disbursement) in an aggregate amount equal to Fifty Million Dollars ($50,000,000.00) according to each Lender’s Term D Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans”; each Term A Loan, Term B Loan, Term C Loan or Term D Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, the Term B Loans, Term C Loans and the Term D Loans are hereinafter referred to collectively as the “Term Loans”).  After repayment, no Term D Loan may be re-borrowed.
(b)Repayment.  Borrower shall make monthly payments in arrears of interest only commencing on the first (1st) Payment Date following the first full calendar month to occur after the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the last calendar day of the month in which such Term Loan funds.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to eleven (11) months.  All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date.  Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).
(c)Mandatory Prepayments.  If the Term Loans are accelerated following the occurrence and during the continuance of an Event of Default (unless such Event of Default has been waived in writing by Collateral Agent or the Lenders in its (or their, as applicable) sole discretion), Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of, without duplication: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, if applicable, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.  Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).
(d)Permitted Prepayment of Term Loans.  Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of, without duplication: (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.
2.3Payment of Interest on the Credit Extensions.
(a)Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan and monthly thereafter, which interest, in each case, shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e).  Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.
(b)Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus four percentage points (4.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.
(c)360-Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.
(d)Debit of Accounts.  Collateral Agent and each Lender may debit (or ACH) any deposit accounts (other than deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees), maintained by Borrower or any other Loan Party, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Collateral Agent or the Lenders under the Loan Documents when due hereunder.  Any such debits (or ACH activity) shall not constitute a set-off.
(e)Payments.  Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to Collateral Agent (and Collateral Agent shall then make payments to the respective Lender to which such payments are owed), at Collateral Agent’s office in immediately available funds on the date specified herein.  Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 2:00 P.M. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
2.4Secured Promissory Notes.  The Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect Borrower’s obligations under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.
2.5Fees.  Borrower shall pay to Collateral Agent:
(a)Facility Fee.  A fully earned, non-refundable facility fee of Two Hundred Fifty Thousand Dollars ($250,000.00) was paid to the Lenders pursuant to their respective Commitment Percentages on the Original Closing Date;
(b)Final Payment.  The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;
(c)Prepayment Fee.  The Prepayment Fee, if and when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;
(d)Lenders’ Expenses.  All Lenders’ Expenses (including reasonable and documented out-of-pocket attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due;
(e)Second Amendment Accrued Final Payment.  The Second Amendment Accrued Final Payment (as defined in the Prior Agreement) was paid to the Lenders on the Second Amendment Effective Date in accordance with their respective Pro Rata Shares; and
(f)First Interest-Only Extension Milestone Fee.  The First Interest-Only Extension Milestone Fee (as defined in the Prior Agreement) was paid to the Lenders on the Fourth Amendment Effective Date in accordance with their respective Pro Rata Shares.
(g)Second Interest-Only Extension Milestone Fee.  The Second Interest-Only Extension Milestone Fee (as defined in the Prior Agreement) due to Lenders who are Affiliates of Oxford is hereby waived and is no longer due and payable to such Lenders.
(h)Effective Date Accrued Final Payment. A fully-earned, non-refundable Final Payment in the aggregate amount of One Hundred Fifty Thousand Dollars ($150,000.00) in respect of the Original Term Loans made by Oxford (the “Effective Date Accrued Final Payment”) to be shared between the Lenders that are Affiliates of Oxford and held the Original Term Loans immediately prior the Effective Date in accordance with their Pro Rata Shares due and payable on the Effective Date.  The Effective Date Accrued Final Payment shall not reduce the Final Payment otherwise due pursuant to Section 2.5(b) hereof.  From and after the Effective Date, the Final Payment in respect of the Term A Loans shall accrue from the Effective Date.
2.6Withholding.  Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto) (“Taxes”).  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority; provided, that Borrower shall not be required to make such increased payment to a Lender who is not a United States Person (as defined in Section 7701(a)(30) of the

IRC) or who has not provided a duly executed original IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.  Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.
3.CONDITIONS OF LOANS
3.1Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make a Term A-2 Loan is subject only to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance reasonably satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may have reasonably requested, including, without limitation:
(a)original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;
(b)duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower or any of its Subsidiaries as required pursuant to Section 6.6;
(c)(i) duly executed original Secured Promissory Notes in favor of each Lender according to its Term A-2 Loan Commitment Percentage; and (ii) duly executed original Amended and Restated Secured Promissory Notes in favor of each Lender according to its Term A-1 Loan Commitment Percentage;
(d)with respect to the Shares, the Assignments Separate from Certificate, duly executed in blank;
(e)the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business (in each case to the extent applicable in the relevant jurisdiction(s) of such Subsidiary), each as of a date no earlier than thirty (30) days prior to the Effective Date;
(f)a completed Perfection Certificate for Borrower;
(g)the Annual Projections, for the current calendar year;
(h)duly executed original officer’s certificate for Borrower and each Subsidiary that is a party to the Loan Documents, in a form reasonably acceptable to Collateral Agent and the Lenders;
(i)certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall reasonably request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
(j)a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;
(k)evidence reasonably satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect; and
(l)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.
3.2Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject only to the following conditions precedent:

(a)receipt by the Lenders of an executed Disbursement Letter substantially in the form of Exhibit B attached hereto;
(b)the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of the Disbursement Letter and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects as of such date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;
(c)in such Lender’s sole but reasonable discretion, there has not been any Material Adverse Change;
(d)to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes, in number, form and content reasonably acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date; and
(e)payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.
3.3Covenant to Deliver.  Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension.  Notwithstanding the foregoing, Borrower shall not be required to make duplicative payments to the Lenders if Borrower has already paid Collateral Agent for fees and/or expenses incurred by or on behalf of Collateral Agent pursuant to any Loan Documents, but, for the avoidance of doubt, Borrower shall continue to be responsible for the payment of all fees and Lenders’ Expenses in accordance with the terms of this Agreement and the other Loan Documents.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.
3.4Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:00 P.M. Eastern time ten (10) Business Days prior to the date the Term Loan is to be made.  Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee.  The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.
4.CREATION OF SECURITY INTEREST
4.1Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof; provided, however, that solely with respect to Borrower’s Intellectual Property, such security interest shall only become effective on the date on which the IP Trigger Event occurs and shall remain effective at all times thereafter.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (other than with respect to perfection of the security interest on the Shares of any Foreign Subsidiary, which are governed by local law share pledges (if any)), subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien.  If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower, shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.
4.3Pledge of Collateral.  Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations.  On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any Shares of any Domestic Subsidiary, the certificate or certificates for such Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower, and the Perfection Certificates delivered on the Effective Date describe the certificated Shares as of the Effective Date.  To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each Subsidiary whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default hereunder, upon written notice by Collateral Agent to Borrower, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee.  Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares.  Unless an Event of Default shall have occurred and be continuing and Collateral Agent has provided written notice thereof, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms.  All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default after Collateral Agent has provided Borrower written notice thereof.
5.REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change.  In connection with this Agreement, Borrower has delivered to Collateral Agent a completed perfection certificate for Borrower, prepared on a consolidating basis, and signed by an officer of Borrower (each a “Perfection Certificate” and collectively, the “Perfection Certificates”).  Borrower represents and warrants that (a) Borrower and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Borrower and each of its Subsidiaries is an organization of the type and is organized in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Borrower’s and its Subsidiaries’ organizational identification number or accurately states that Borrower or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Borrower’s and each other Loan Party’s (and, as of the Effective Date and as of the date of any Perfection Certificate delivered after the Effective Date, each of its Subsidiaries’ that are not Loan Parties) place of business, or, if more than one, its chief executive office as well as Borrower’s and each of its Subsidiaries’ mailing address (if different than its chief executive office); (e) except as may be set forth on its respective Perfection Certificate, Borrower and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries, is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent Borrower is permitted to take such action resulting in the applicable update by one or more specific provisions in this Agreement, and any notices delivered in accordance with the provisions in this Agreement shall be deemed to be updates to such information (subject to the review and approval of Collateral Agent as provided below) without any further requirement of Borrower to make such updates until the next Perfection Certificate is delivered); such updated Perfection Certificates subject to the review and approval of Collateral Agent unless such facts, events or circumstances being updated first arose or occurred after the Effective Date and do not constitute a breach, default, or Event of Default under this Agreement or any other Loan Document.  If Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except for (A) a filing by Borrower on Form 8-K with the Securities and Exchange Commission promptly following the Effective Date with respect to Borrower’s execution and delivery of this Agreement and (B) such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound.  Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2Collateral.
(a)Borrower and each other Loan Party have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith (as may be updated from time to time in accordance with the terms hereof) with respect of which Borrower or such Loan Party has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein unless otherwise provided pursuant to Section 6.6.  The Accounts are bona fide, existing obligations of the Account Debtors.
(b)On the Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee (such as a warehouse), and (ii) no such third party bailee possesses components of the Collateral in excess of One Million Dollars ($1,000,000.00).  None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificates on the Effective Date or as permitted pursuant to Section 6.11.
(c)All Inventory (other than raw materials, parts, supplies, packing and shipping materials and work in process) is in all material respects of good and marketable quality, free from material defects.

(d)Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to solely own, and is the joint owner of the Intellectual Property each respectively purports to own jointly, in each case free and clear of all Liens other than Permitted Liens.  From and after the IP Trigger Event occurs, (i) each of Borrower’s and its Subsidiaries’ Patents that is material to its business is valid and enforceable and no part of Borrower’s or its Subsidiaries’ Intellectual Property that is material to its business has been judged invalid or unenforceable, in whole or in part, and (ii) to the Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change.  Except as noted on the Perfection Certificates (as may be updated from time to time in accordance with the terms hereof), neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiary’s interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral.   Borrower shall provide written notice to Collateral Agent and each Lender with the next Compliance Certificate due to be delivered to Lenders pursuant to Section 6.2(b) of Borrower or any other Loan Party entering into or becoming bound by any license or agreement with respect to which Borrower or such Loan Party is the licensee (other than (y) over-the-counter software that is commercially available to the public and (z) non-exclusive licenses from or to contract manufacturers, clinical research organizations, clinical trial or research sites, and service providers and other entities, in each case, (A) entered into in the ordinary course of business, (B) the principal purpose of which does not include the acquisition of licensing rights, but which contain such non-exclusive licenses merely ancillary to, and for the limited purpose of, facilitating the principal purposes of the agreement and (C) so long as Borrower has complied with all other applicable terms of the Loan Documents applicable thereto).
5.3Litigation.  Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Million Dollars ($1,000,000.00).
5.4No Material Deterioration in Financial Condition; Financial Statements.  All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries as of the date of such financial statements.  There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries, taken as a whole, since the date of the most recent financial statements submitted to any Lender.
5.5Solvency.  Borrower is Solvent and Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
5.6Regulatory Compliance.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change.  Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all material declarations or filings with, and given all material notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7Investments.  Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.
5.8Tax Returns and Payments; Pension Contributions.  Borrower and each of its Subsidiaries has timely filed (or timely filed extensions to file) all required tax returns and reports, and Borrower and each of its Subsidiaries, has timely paid all federal, material foreign, material state, and material local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries, in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless (i) such taxes are being contested in accordance with the following sentence or (ii) in the case of material foreign, material state and material local taxes, assessments, deposits and contributions owed, such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000.00).  Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings instituted and conducted with reasonable promptness and diligence, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”  Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’, prior tax years which could result in additional taxes, in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, becoming due and payable by Borrower or its Subsidiaries.  Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
5.9Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes. Additionally, Borrower will be permitted to use the proceeds of the Credit Extensions of the Term A-2 Loan to repay all outstanding Credit Extensions made by SVB pursuant to the Prior Agreement.
5.10Shares.  Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement.  To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares.  The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable.  To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.
5.11Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender in connection with the Loan Documents or the transactions contemplated thereby, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances in which they were made (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
5.12“Know Your Customer” Information.  All materials and information provided to Collateral Agent and Lenders in connection with applicable “know your customer” and Anti-Terrorism Legislation are true and correct.
5.13Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.
6.AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1Government Compliance.
(a)Maintain its and (except as permitted by the second sentence of Section 7.3) all its Subsidiaries’ legal existence and good standing (to the extent applicable in the relevant jurisdiction(s) of such Subsidiary) in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.
(b)Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.  Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries.
6.2Financial Statements, Reports, Certificates.
(a)Deliver to Collateral Agent:
(i)as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated and consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;
(ii)as soon as available, but no later than the earlier of (A) ninety (90) days after the last day of Borrower’s fiscal year or (B) within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements (other than any qualification that is with respect to, or resulting from an upcoming maturity date of any Term Loan or any other material Indebtedness) from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion (each of the “Big Four” accounting firms and Borrower’s existing accounting firm are acceptable to Collateral Agent);
(iii)as soon as available after approval thereof by Parent’s Board of Directors, but no later than sixty (60) days after the last day of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as most recently approved by Parent’s Board of Directors, which such annual financial projections shall be set forth in a quarter-by-quarter format (such annual financial projections as originally delivered to Collateral Agent are referred to herein as the “Annual Projections”; provided that, any revisions of the Annual Projections approved by Parent’s Board of Directors shall be delivered to Collateral Agent no later than seven (7) days after such approval);

(iv)within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt;
(v)within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;
(vi)prompt notice of any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries, together with any copies reflecting such amendments or changes with respect thereto;
(vii)(A) prompt notice of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property, and (B) at all times after the IP Trigger Event occurs, (1) each of the following on each Certificate of Compliance: (y) a summary of any material change in the composition of the Intellectual Property, and (z) a report of the registered patents, trademarks, service marks, copyrights, mask works, or any pending applications for any of the foregoing, whether as owner, licensee or otherwise, by Borrower or any of its Subsidiaries, and noting any changes from the report provided for the prior fiscal quarter, and (2) at least fifteen (15) days prior written notice of Borrower’s or any other Loan Party’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto);
(viii)as soon as available, but no later than thirty (30) days after the last day of each fiscal quarter, copies of the month-end account statements for the month-end of such fiscal quarter for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s); and
(ix)other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission or posted on Borrower’s website) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

(b)No later than forty-five (45) days after the last day of each fiscal quarter, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.
(c)Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than once every year unless (and more frequently if) an Event of Default has occurred and is continuing.
6.3Inventory; Returns.  Keep all Inventory in good and marketable condition (ordinary wear and tear excepted), free from material defects.  Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date.  Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate in any calendar year.
6.4Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all federal, material foreign, material state, and material local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except (a) in the case of material foreign, material state and material local taxes, assessments, deposits and contributions owed do not, individually or in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000.00) or (b) for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to the Collateral Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.
6.5Insurance.  Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured.  The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled.  At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000.00) with respect to any loss, but not exceeding One Million Dollars ($1,000,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of better, equal or like value or usefulness as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Agent’s Lien), and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.
6.6Operating Accounts.
(a)Maintain all of Borrower’s and its Subsidiaries Collateral Accounts at the banks and financial institutions as disclosed in the Perfection Certificates delivered on the Effective Date, or such other Collateral Accounts as to which Borrower provided notice pursuant to Section 6.6(b), which are subject to a Control Agreement in favor of Collateral Agent (other than any Collateral Account that is not required to constitute Collateral).  Borrower shall at all times have on deposit in Collateral Accounts that are subject to a Control Agreement in favor of Collateral Agent cash in an amount equal to the lesser of (i) one hundred percent (100.00%) of the Dollar value of all of Borrower’s consolidated cash, including any Subsidiaries’, in the aggregate, at all financial institutions, and (ii) one hundred five percent (105.00%) of the Dollar amount of the then-outstanding Obligations.  Clause (i) of the previous sentence shall not be applicable to (and no additional amounts need to be maintained to cover the amounts in) deposit accounts exclusively used for (x) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees identified to Collateral Agent by Borrower as such in the Perfection Certificates (as may be updated from time to time in accordance with the terms hereof) so long as the amounts in such deposit accounts do not exceed one month of payroll at any time and (y) cash collateral purposes to secure obligations for the Indebtedness permitted by clause (g) of the defined term “Permitted Indebtedness”.
(b)Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account.  In addition, for each Collateral Account that Borrower or such other Loan Party at any time opens or maintains, to the extent constituting Collateral, Borrower or such other Loan Party shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account of Borrower or such other Loan Party to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without the prior written consent of Collateral Agent or by such bank or financial institution in accordance with its terms.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for (i) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees so long as the amounts in such deposit accounts do not exceed one month of payroll at any time and (ii) cash collateral purposes to secure obligations for the Indebtedness permitted by clause (g) of the defined term “Permitted Indebtedness”, in each case identified to Collateral Agent by Borrower as such in the Perfection Certificates (as may be updated from time to time in accordance with the terms hereof).
(c)Neither Borrower nor any other Loan Party shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).
6.7Protection of Intellectual Property Rights.  Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of infringement by a third party of its Intellectual Property if such Intellectual Property has material value; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.  At all times after the IP Trigger Event occurs, if Borrower or any other Loan Party (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Loan Party shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Agent’s Lien) perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such Intellectual Property.  At all times after the IP Trigger Event occurs, if Borrower or any other Loan Party decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Loan Party shall: (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Agent’s Lien) perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.  Notwithstanding anything to the contrary in this Section 7.7, within thirty (30) days after the occurrence of the IP Trigger Event, Borrower and each other Loan Party, as applicable, shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Collateral Agent’s Lien) perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the Intellectual Property.
6.8Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders and, provided no Event of Default has occurred, upon reasonable written prior notice, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.
6.9Notices of Litigation and Default.  Borrower will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of One Million Dollars ($1,000,000.00) or more or which could reasonably be expected to have a Material Adverse Change.  Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.
6.10Financial Covenant.  Commencing on March 31, 2027 and on the last day of each fiscal quarter thereafter (each, a “Testing Date”) if (a) at any time during the fiscal quarter of such Testing Date the aggregate amount of Borrower’s unrestricted (other than Permitted Liens) cash, Cash Equivalents and other marketable securities is less than [***] of the outstanding principal balance of the Term Loans as of such Testing Date and (b) at any time during such fiscal quarter the Market Capitalization is less than [***], then as of such Testing Date, Borrower shall have Net Product Revenue (calculated on a trailing six (6) month basis), of at least the amount set forth on Annex A for such Testing Date.
6.11Landlord Waivers; Bailee Waivers.  In the event that Borrower or any other Loan Party, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then Borrower or such other Loan Party will first provide written notice to Collateral Agent to the extent such location is not already set forth on a Perfection Certificate and, in the event that the new location is the chief executive office of the Borrower or such other Loan Party or the Collateral at any such new location is valued in excess of [***]in the aggregate, such Loan Party shall use commercially reasonable efforts to cause such bailee or landlord, as applicable, to execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of such new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.
6.12Creation/Acquisition of Subsidiaries.  In the event Borrower or any of its Subsidiaries creates or acquires any Subsidiary (including, without limitation, pursuant to a Division) after the Effective Date, Borrower shall provide prior written notice to Collateral Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each such newly created Subsidiary; provided, however, that solely in the circumstance in which Borrower or any Subsidiary creates or acquires a Foreign Subsidiary in an acquisition approved by the Required Lenders, (i) such Foreign Subsidiary shall not be required to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Foreign Subsidiary, and (ii) Borrower shall not be required to grant and pledge to Collateral Agent, for the ratable benefit of Lenders, a perfected security interest in more than sixty-five percent (65%) of the Shares of such Foreign Subsidiary, if Borrower demonstrates to the reasonable satisfaction of Collateral Agent that such Foreign Subsidiary providing such guarantee or pledge and security interest or Borrower providing a perfected security interest in more than sixty-five percent (65%) of the Shares would create a present and existing adverse tax consequence to Borrower under the IRC.  For the avoidance of doubt, neither Scholar Rock Netherlands, nor any Subsidiary of Scholar Rock Netherlands that is a Foreign Subsidiary, shall be required to become a Loan Party until sixty (60) days after the occurrence of the Foreign Subsidiary Trigger Event.
6.13Further Assurances.
(a)Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.
(b)Deliver to Collateral Agent, within five (5) days after the same are sent or received, copies of all material written correspondence, reports, documents and other filings of Borrower or any Subsidiary with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change.

7.NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, obsolete or surplus Equipment or other Equipment which is being replaced by Equipment of reasonably equivalent or better value or usefulness; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) pursuant to the Permitted Royalty Transaction; (e) of cash and Cash Equivalents in connection with transactions not prohibited hereunder to the extent such transactions are in the ordinary course of business and consistent with the then applicable Annual Projections most recently approved by Borrower’s Board of Directors; and (f) of other assets (excluding Intellectual Property) having a book value not exceeding One Million Dollars ($1,000,000.00) during any fiscal year.
7.2Changes in Business, Management, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is provided to Collateral Agent within five (5) Business Days of such change, or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49.00%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering, a private placement of public equity or to venture capital investors so long as Borrower identifies to Collateral Agent the venture capital investors prior to the closing of the transaction) (an “Acquisition of Borrower”).  Borrower shall not, without at least thirty (30) days’ prior written notice to Collateral Agent: (A) add any new office or business location, including a warehouse (unless such new office or business location (i) contains assets or property of Borrower or any other Loan Party with a value of less than One Million Dollars ($1,000,000.00) and (ii) is not Borrower’s or any other Loan Party’s chief executive office (it being understood that any such locations set forth on a Perfection Certificate shall not require such prior written notice)); (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.
7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person (including, without limitation, pursuant to a Division).  A Subsidiary may merge or consolidate into another Subsidiary (provided that if either Subsidiary is a Loan Party, the surviving Subsidiary of such consolidation or merger shall be a Loan Party) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.
7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have superior priority over Collateral Agent’s Lien or to the extent Collateral Agent has not perfected its security interest with respect to the Shares of any Foreign Subsidiary), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from collaterally assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.
7.6Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7Distributions; Investments.  (a) Except for any Tax Distributions, pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, or repurchases from current or former employees, officers, consultants or directors pursuant to stock repurchase agreements or similar by the cancellation of indebtedness owed by such employees, officers, consultants or directors to Borrower, provided such repurchases do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per fiscal year), provided that (i) Borrower may convert any of its convertible securities into equity securities of Borrower (which equity securities do not have a put or redemption right) pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower’s or its Subsidiaries may make distributions and pay dividends to Borrower, and (iii) Borrower may make cash payments in lieu of the issuance of fractional shares upon conversion of convertible securities in an aggregate amount not to exceed Fifty Thousand Dollars ($50,000.00) during the term of this Agreement, or (b) directly or indirectly make any Investment other than Permitted Investments.
7.8Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries, (c) customary compensation and other benefits arrangements (including retirement, health, stock option, and other benefit plans and indemnification arrangements) with Borrower’s or its Subsidiaries’ employees, officers, directors and managers approved by Borrower’s or such Subsidiary’s board of directors consistent with the industry practices in Borrower’s or such Subsidiary’s industry, and (d) transactions permitted pursuant to Section 7.3, 7.4 or 7.7 to be carried out with Affiliates.
7.9Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.
7.10Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.
7.11Compliance with Anti-Terrorism Laws.  Collateral Agent hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower and each of its Subsidiaries shall immediately notify Collateral Agent if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
7.12MSC Subsidiary. Cause or permit (i) MSC Subsidiary to incur any Indebtedness, (ii) any Lien on any assets of MSC Subsidiary, and (iii) any transfers from any deposit or securities account maintained by MSC Subsidiary other than to accounts of Borrower which are subject to a Control Agreement in favor of Collateral Agent.  Borrower shall not permit MSC Subsidiary to engage in any business, make any Investments or hold any assets that would cause MSC Subsidiary to fail to qualify as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time).
8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
8.2Covenant Default.
(a)Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.10 (Financial Covenant), 6.11 (Landlord Waivers; Bailee Waivers), 6.12 (Creation/Acquisition of Subsidiaries) or 6.13 (Further Assurances) or Borrower violates any covenant in Section 7; or
(b)Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section 8.2(b) shall not apply, among other things, to financial covenants, if any, or any other covenants set forth in subsection (a) above;
8.3Material Adverse Change.  A Material Adverse Change occurs;
8.4Attachment; Levy; Restraint on Business.
(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;
8.5Insolvency.  (a) Borrower is or becomes Insolvent or Borrower and its Subsidiaries, on a consolidated basis, are or become Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);
8.6Other Agreements.  There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Million Dollars ($1,000,000.00) or that could reasonably be expected to have a Material Adverse Change;  provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent be materially less advantageous to Borrower;
8.7Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);
8.8Misrepresentations.  Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
8.9Subordinated Debt.  A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;
8.10Guaranty.  (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor;
8.11Governmental Approvals.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or
8.12Lien Priority.  Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected (other than with respect to perfection of the security interest on the Shares of any Foreign Subsidiary to the extent Collateral Agent has not perfected its security interest with respect to such Shares)

Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement.
8.13Delisting.  The shares of common stock of Borrower are delisted from The NASDAQ Global Select Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as The NASDAQ Global Select Market.
9.RIGHTS AND REMEDIES
9.1Rights and Remedies.
(a)Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).
(b)Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:
(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;
(ii)apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or
(iii)commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.
(c)Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:
(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;
(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;
(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;
(iv)place a “hold” on any account (other than deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees) maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(v)demand and receive possession of Borrower’s Books;
(vi)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and
(vii)subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.  As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of the other Loan Parties after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

9.2Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of the other Loan Parties’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of the other Loan Parties’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s or any of the other Loan Parties’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder.  Collateral Agent’s foregoing appointment as Borrower’s or any of the other Loan Parties’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.
9.3Protective Payments.  If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.
9.4Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of the other Loan Parties of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.
9.5Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.
9.6No Waiver; Remedies Cumulative.  Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver.  Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any the other Loan Party is liable.
10.NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	SCHOLAR ROCK HOLDING CORPORATION 301 Binney Street, 3rd Floor Cambridge, MA 02142 Attn: [***] Email: [***]

with a copy (which shall not constitute notice) to:	GOODWIN PROCTER LLP 520 Broadway, Suite 500 Santa Monica, CA 90401 Attn: [***] Email: [***]

If to Collateral Agent:	OXFORD FINANCE LLC 115 South Union Street, Suite 300 Alexandria, Virginia 22314 Attention: [***] Fax: [***] Email: [***]
with a copy to:	OXFORD FINANCE CREDIT FUND II LP c/o Oxford Finance Advisors, LLC, its manager 115 South Union Street Suite 300 Alexandria, VA 22314 Attention: [***] Fax: [***] Email: [***]
with a copy to:	OXFORD FINANCE CREDIT FUND III LP c/o Oxford Finance Advisors, LLC, its manager 115 South Union Street Suite 300 Alexandria, VA 22314 Attention: [***] Fax: [***] Email: [***]

with a copy (which shall not constitute notice) to:	DLA PIPER LLP (US) 500 8th Street, NW Washington, DC 20004 Attn: Eric Eisenberg Fax: [***] Email: [***]

11.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

New York law governs the Loan Documents without regard to principles of conflicts of law.  Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan.  NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND THE LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND THE LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.  THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.GENERAL PROVISIONS
12.1Successors and Assigns.
(a)This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in Collateral Agent’s and each Lender’s discretion, subject to Section 12.6).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”).  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.
(b)Collateral Agent, acting solely for this purpose as a non-fiduciary agent of Borrower (solely for tax purposes), shall maintain at one of its U.S. offices a copy of each assignment and a register for the recordation of the name and address of, and the principal amounts (and stated interest) of the obligations owing to, each lender or assignee pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the parties shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. Any Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower (solely for tax purposes), maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  This requirement to maintain the Register and Participant Register shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related Treasury Regulations (and any other relevant or successor provisions of the IRC or such Treasury Regulations).
12.2Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable and documented out-of-pocket attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.  Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.  This Section 12.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or liability arising from any non-Tax claim.
12.3Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.
12.4Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
12.5Correction of Loan Documents.  Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties so long as Collateral Agent and the Lenders provide Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction.  In the event of such objection, such correction shall not be made except by an amendment signed by Collateral Agent, the Lenders, and Borrower.

12.6Amendments in Writing; Integration.  (a)No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:
(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;
(ii)no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;
(iii)no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;
(iv)the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.
(b)Other than as expressly provided for in Section 12.6(a)(i)-(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.
(c)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
12.7Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.8Survival.  All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
12.9Confidentiality.  In handling any confidential information of Borrower and its Subsidiaries, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates that are subject to confidentiality provisions that are similar to the provisions of this Section 12.9, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms no less restrictive than those contained herein); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein.  Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent (other than due to the fault of the Lenders and/or Collateral Agent in violation of this Section 12.9); or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information.  Collateral Agent and the Lenders may use confidential information relating to the administration of this Agreement and for the development of client databases, reporting purposes required by law or by Governmental Authorities, and market analysis.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.  The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.
12.10Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
12.11Cooperation of Borrower.  If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Term Loan to an assignee in accordance with Section 12.1(a), (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request.  Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.12Borrower Liability.  Either Borrower may, acting singly, request Credit Extensions hereunder.  Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder.  Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.  Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy.  Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability.  Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.
13.DEFINITIONS
13.1Definitions.  As used in this Agreement, the following terms have the following meanings:

“1-Month CME Term SOFR” is the 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.

“Acceptable Intercreditor Agreement” means, with respect to any Permitted Royalty Transaction that is a synthetic royalty transaction, an intercreditor or other agreement among the Collateral Agent, the applicable synthetic royalty financer (or agent of such applicable synthetic royalty financer) of such Permitted Royalty Transaction (the “Applicable Synthetic Royalty Financer”) and Borrower (and/or any Subsidiary of Borrower party thereto) providing (i) at the sole option of Borrower, a first priority security interest and Lien (or, solely, with respect to clause (B) below, a second priority interest and Lien subject only to the priority of the security interest and Lien of the Collateral Agent under the Loan Documents in a manner consistent with such intercreditor or other agreement) granted to the Applicable Synthetic Royalty Financer in (A) the applicable percentage of (and/or the applicable rights, benefits and/or interests in) the royalty interest or revenue interest and payment intangibles related to the Applicable Product, (B) any intellectual property (including, without limitation, any Intellectual Property) solely underlying the Applicable Product, (C)  any proceeds or product of any of the foregoing, and (D) a deposit account of Borrower solely holding royalty proceeds due to the Applicable Synthetic Royalty Financer in an amount not to exceed the percentage of revenues and royalty amounts due to the Applicable Synthetic Royalty Financer, (ii) that (A) the governing law thereof is New York and (B) submission of jurisdiction and venue is the State of New York (or some customary subset thereof) and the appellate courts thereof, and (iii) for such other provisions that are reasonably satisfactory to the Collateral Agent that are consistent with clause (i) and clause (ii) above.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Acquisition of Borrower” is defined in Section 7.2.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is April 1, 2029; provided, however, if Borrower achieves the Interest-Only Extension Milestone, then the Amortization Date with respect to all Term Loans shall automatically be extended to April 1, 2030.

“Annual Projections” is defined in Section 6.2(a).

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Product” is defined in the definition of “Permitted Royalty Transaction”.

“Applicable Synthetic Royalty Financer” is defined in the definition of “Acceptable Intercreditor Agreement”.

“Approved Fund” is any (a) Person, investment company, fund, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender, or (b) any Person (other than a natural person) which temporarily warehouses loans, or provides financing or securitizations, in each case, for any Lender or any entity described in the preceding clause (a).

“Approved Lender” is defined in Section 12.1(a).

“Basic Rate” is with respect to each Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to (a) the greater of (i) the 1-Month CME Term SOFR on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (ii) three percent (3.00%), plus (b) five and one half of one percent (5.50%).  Notwithstanding the foregoing, (i) in no event shall the Basic Rate for any Term Loan be less than eight and one half of one percent (8.50%), (ii) upon the occurrence of a Benchmark Transition Event, Collateral Agent may, in good faith and with reference to the margin above such interest rate in this definition, amend this Agreement to replace the Benchmark with a replacement interest rate and replacement margin above such interest rate that results in a substantially similar interest rate floor and total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, and any such amendment shall become effective at 5:00 p.m. Eastern time on the third Business Day after Collateral Agent has notified Borrower of such amendment, and (iii) the Basic Rate for the Term A Loan for the period from the Effective Date through and including February 28, 2025 shall be 9.81308%.  Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion in good faith and without consent from any other party.

“Benchmark” is, initially, the 1-Month CME Term SOFR; provided, that if a Benchmark Transition Event has occurred with respect to the 1-Month CME Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable replacement rate that has replaced the immediately preceding benchmark rate pursuant to the defined term “Basic Rate”.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator for such Benchmark announcing that such Person has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(b)a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator for such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark announcing that such Benchmark is no longer representative or in compliance with the International Organization of Securities Commissions Principles for Financial Benchmarks.

“Biologics License Application” means an application for licensure of a biological product submitted to the FDA under 42 U.S.C. § 262(a) for permission to introduce, or deliver for introduction, a biological product into interstate commerce.

“Blocked Person” is any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent, and (d) money market funds at least ninety-five percent (95.00%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.  For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments.  Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a Dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“Claims” are defined in Section 12.2.

“CME Term SOFR Administrator” is CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR, or any successor administrator.

“CME Term SOFR Administrator’s Website” is the website of the CME Group Benchmark Administrator at http://www.cmegroup.com, or any successor source.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Subsidiary at any time.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower or any other Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower or such Loan Party maintains a Securities Account or a Commodity Account, Borrower or such Loan Party, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account; provided that in the case of any Foreign Subsidiary that is a Loan Party, “Control Agreement” shall mean such other appropriate instrument with respect to such Collateral Account to the extent necessary under applicable law to perfect the Collateral Agent’s Lien in such Collateral Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Declined Royalty Transaction” means a proposed Permitted Royalty Transaction that (i) is structured as a true sale royalty transaction, (ii) satisfies the conditions of clauses (i) through (iv) of the definition of Permitted Royalty Transaction, and (iii) (A) unless Collateral Agent has previously notified Borrower in writing that Collateral Agent or a Lender will not agree to the terms of such Permitted Royalty Transaction, does not satisfy the condition of clause (v) of the definition of Permitted Royalty Transaction as confirmed by Collateral Agent to Borrower in writing within five (5) Business Days after Borrower requests such confirmation so long as Borrower has provided final transaction documents with respect to such Permitted Royalty Transaction between Borrower and the acquiror or financer to such Permitted Royalty Transaction to Collateral Agent, and Borrower certifies to Collateral Agent that such acquiror or financer to such Permitted Royalty Transaction has considered Collateral Agent’s comments (if any) to such Permitted Royalty Transaction, and (B) is consummated within thirty (30) days (or such longer period as consented to by Collateral Agent in its sole discretion) after Borrower’s receipt of such confirmation from Collateral Agent.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account, account number ending in 5801, maintained with SVB, or such other deposit account of Borrower designated as such to the Collateral Agent in writing after the Effective Date.

“Disbursement Letter” is that certain form attached hereto as Exhibit B.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Effective Date Accrued Final Payment” is defined in Section 2.5(h).

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.  Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Excluded Assets” means the assets of Borrower that will no longer remain Collateral upon the consummation of a Permitted Royalty Transaction, which, for the avoidance of doubt, shall not include Intellectual Property except to the extent provided in the definition of Acceptable Intercreditor Agreement.

“Event of Default” is defined in Section 8.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan advanced to Borrower multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is two percent (2.00%).

“First Interest-Only Extension Milestone Fee” is a fee, due and payable to the Lenders in accordance with their respective Pro Rata Shares, in an aggregate amount equal to Thirty Thousand Dollars ($30,000.00), which was paid on the Fourth Amendment Effective Date.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Foreign Subsidiary Trigger Event” means the occurrence of either of the following:

(a)as of the end of any fiscal quarter of Borrower that ends after [***], if Net Product Revenue (as determined in accordance with GAAP) of Borrower and its Subsidiaries generated, sourced and received by such Persons in the United States of America for the four fiscal quarter period ending as of such date is less than [***], the Net Product Revenue (as determined in accordance with GAAP) of Borrower and its Subsidiaries generated, sourced and received by such Persons from countries outside of the United States of America for such four fiscal quarter period exceed [***] of the worldwide Net Product Revenue (as determined in accordance with GAAP) of Borrower and its Subsidiaries for such four fiscal quarter period; or
(b)as of the end of any fiscal quarter of Borrower that ends after [***], if Net Product Revenue (as determined in accordance with GAAP) of Borrower and its Subsidiaries generated, sourced and received by such Persons in the United States of America for the four fiscal quarter period ending as of such date is greater than or equal to [***], the Net Product Revenue (as determined in accordance with GAAP) of Borrower and its Subsidiaries generated, sourced and received by such Persons from countries outside of the United States of America for such four fiscal quarter period exceed [***] of the worldwide Net Product Revenue (as determined in accordance with GAAP)

of Borrower and its Subsidiaries for such four fiscal quarter period.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Security Agreement, dated as of the Fourth Amendment Effective Date, by and among Borrower, Parent, Oxford as a lender and Collateral Agent, SVB as a lender and the other Lenders party thereto.

“Fourth Amendment Effective Date” is May 17, 2024.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any Subsidiary’s right, title and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to Borrower;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest-Only Extension Milestone” is Borrower’s delivery to Collateral Agent of [***], that is equal to or greater than [***].

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, payment or capital contribution to any Person.

“IP Agreement” is any Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent, as such may be amended from time to time.

“IP Trigger Event” means the earlier to occur of (a) the outstanding principal balance of the Term Loans exceeds One Hundred One Million Dollars ($101,000,000.00) and (b) Borrower enters into a binding and enforceable Permitted Royalty Financing Transaction; provided, however, for the avoidance of doubt, that no IP Trigger Event shall occur under clause (a) of this definition as a result of any accrual or capitalization of any interest, fees or other amounts with respect to any Term Loan.

“IRC” means the Internal Revenue Code of 1986, as amended, and Treasury Regulations thereunder.

“Key Person” is each of Borrower’s (i) President and Chief Executive Officer, (ii) Chief Financial Officer, and (iii) Chief Medical Officer.

“Lender” is any one of the Lenders.

“Lender Transfer” is defined in Section 12.1(a).

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1(a).

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Guaranty, each IP Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Party” means any Borrower and any Guarantor.

“Market Capitalization” means, as of any date of determination, the product of (a) the number of Parent’s shares of common stock outstanding on such date of determination and (b) the closing price of one share of Parent’s common stock as quoted on www.nasdaq.com or, if such page is not available, any other commercially available source providing quotations of such closing price as reasonably selected by Parent, on such date of determination.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or financial condition of Borrower or Borrower and its Subsidiaries (taken as a whole); or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is, for each Term Loan, February 1, 2030; provided, however, if Borrower achieves the Interest-Only Extension Milestone, then the Maturity Date is automatically extended to February 1, 2031.

“MSC Subsidiary” means Scholar Rock Securities Corporation, a Subsidiary of Parent that is a corporation that qualifies as a Massachusetts securities corporation by meeting the requirements of Chapter 63, Section 38B of the Massachusetts General Laws.

“Net Product Revenue” means net product revenue (as determined in accordance with GAAP) from the sale of any products or services of Borrower or its Subsidiaries, including sales-based royalty revenue (regardless of whether such payments are included as product revenue as determined in accordance with GAAP) but excluding any upfront or milestone payments under royalty, profit sharing, business development or licensing transactions.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee (if any), the Second Amendment Accrued Final Payment, the Final Payment, the First Interest-Only Extension Milestone Fee and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Original Closing Date” is October 16, 2020.

“Original Term Loan” is defined in Section 2.2(a)(i) hereof.

“Parent” is defined in the preamble hereof.

“Participant Register” is defined in Section 12.1(b).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on April 1, 2025.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;
(b)Indebtedness existing on the Effective Date and disclosed on the Perfection Certificates;
(c)Subordinated Debt;
(d)unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);
(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;
(g)Indebtedness in respect of letters of credit and similar obligations related to real estate leases in the ordinary course of business in an aggregate amount not to exceed Two Million Seven Hundred Thousand Dollars ($2,700,000.00) at any time;
(h)other unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed Five Hundred Thousand Dollars ($500,000.00);
(i)Indebtedness incurred in the Permitted Royalty Transaction that is if a synthetic royalty, (i) subject to an Acceptable Intercreditor Agreement and (ii) solely to the extent structured to have a maturity date, does not have a scheduled maturity date earlier than ninety-one (91) days after the Maturity Date;
(j)to the extent constituting Indebtedness, Permitted Investments; and

(k)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)Investments disclosed on the Perfection Certificates and existing on the Effective Date;
(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;
(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;
(d)Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest or which are otherwise maintained in compliance with Section 6.6;
(e)Investments in connection with Transfers permitted by Section 7.1;
(f)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Parent’s Board of Directors; not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate for (i) and (ii) in any fiscal year;
(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;
(i)non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support;
(j)Investments in MSC Subsidiary;
(k)Investments by (i) Borrower in any Subsidiary which is a Borrower hereunder or a Guarantor and (ii) any Subsidiary in Borrower or a Guarantor;
(l)prior to the Foreign Subsidiary Trigger Event and so long as Borrower is in compliance with Section 6.6(a), Investments (including, for the avoidance of doubt, transfer pricing, cost plus or similar arrangements with Foreign Subsidiaries in the ordinary course of business to the extent constituting Investments) by Borrower or its Subsidiaries in Foreign Subsidiaries; and
(m)to the extent more than one of the Borrowers and any of their Subsidiaries holds the assets related to any Permitted Royalty Transaction, Investments by such Persons in connection therewith.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face (in each case, other than non-exclusive licenses from or to contract manufacturers, clinical research organizations, clinical trial or research sites, service providers and other entities (A) entered into in the ordinary course of business, (B) the principal purpose of which does not include the acquisition of licensing rights, but which contain such non-exclusive licenses merely ancillary to, and for the limited purpose of, facilitating the principal purposes of the agreement and (C) so long as Borrower has complied with all other applicable terms of the Loan Documents applicable thereto), do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower are paid to a Deposit Account that is governed by a Control Agreement (except in connection with a Permitted Royalty Transaction that is not otherwise restricted by any applicable Acceptable Intercreditor Agreement), and (C) any other ancillary license provided in connection with a Permitted Royalty Transaction structured as a synthetic royalty transaction that is in form and substance reasonably satisfactory to the Collateral Agent and otherwise satisfies the conditions of clauses (B)(i) through (iii) hereof (unless otherwise reasonably agreed by the Collateral Agent with respect to clause (B)(ii) in connection with any negative lien covenant provided in any such synthetic royalty transaction (subject to such covenant expressly permitted the Collateral Agent’s Liens under the Loan Documents)).

“Permitted Liens” are:

(a)Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;
(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the IRC;
(c)liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such Liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
(e)Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
(f)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;
(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;
(h)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;
(i)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;
(j)Liens securing Indebtedness permitted under clause (g) of the definition of “Permitted Indebtedness”;
(k)Liens consisting of landlord liens, so long as each such landlord is party to a landlord agreement in favor of Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent;
(l)Liens consisting of Permitted Licenses;
(m)Liens (including priority Liens) provided in connection with a Permitted Royalty Transaction; provided that no Liens shall be granted with respect to any Intellectual Property of Borrower or its Subsidiaries except in the case of a Permitted Royalty Transaction structured as a synthetic royalty transaction that is subject to an Acceptable Intercreditor Agreement; and
(n)to the extent constituting Liens, the ownership interest of any joint owners in any patents listed in a Perfection Certificate as being jointly owned or co-owned.

“Permitted Royalty Transaction” means the purchase of (or a financing with respect to) a royalty interest, or a revenue interest financing of, the Borrower’s rights in Apitegromab in spinal muscular atrophy (the “Applicable Product”), provided that (i) such transaction constitutes an arms-length transaction (the terms of which, on their face, do not provide for a sale or collateral assignment of any Intellectual Property other than (A) a second priority Lien and collateral assignment of Intellectual Property solely underlying the Applicable Product may be provided in connection with such transaction that is structured as a synthetic royalty transaction to the extent such transaction is subject to an Acceptable Intercreditor Agreement and (B) any Permitted License, (ii) Borrower receives upfront and unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) gross cash payments of at least One Hundred Fifty Million Dollars ($150,000,000.00), (iii) such transaction encumbers (with respect to a synthetic royalty transaction) or sells (with respect to a true sale royalty transaction) not more than ten percent (10.00%) of Borrower’s projected revenues from the Applicable Product, (iv) no Event of Default has occurred and is continuing at the time of entering such transaction, and (v) the royalty or revenue interest agreement and related material documents, including the assets that comprise the Excluded Assets, are otherwise in form and substance reasonably satisfactory to the Collateral Agent (it being understood, for the avoidance of doubt, that an Acceptable Intercreditor Agreement shall only be required with respect to such transaction that is structured as a synthetic royalty transaction).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Post Closing Letter” is that certain Post Closing Letter dated as of the Effective Date by and between Collateral Agent and Borrower.

“Prepayment Fee” is, with respect to any funded Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, one and one half of one percent (1.50%) of the principal amount of such Term Loan prepaid; provided, however, (A) if such prepayment is made immediately prior to and concurrently with an Acquisition of Borrower or an acquisition of all or substantially all of the assets of Borrower or (B) if such prepayment is made immediately prior to, substantially concurrently with (not to exceed five (5) Business Days) or concurrently with the consummation of a Declined Royalty Transaction, such Prepayment Fee shall be one percent (1.00%) of the principal amount of such Term Loan prepaid;
(ii)for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, one percent (1.00%) of the principal amount of such Term Loan prepaid; provided, however, if such prepayment is made immediately prior to, substantially concurrently with (not to exceed five (5) Business Days) or concurrently with the consummation of a Declined Royalty Transaction, such Prepayment Fee shall be one half of one percent (0.50%) of the principal amount of such Term Loan prepaid;
(iii)for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan through and including the third anniversary of the Funding Date of such Term Loan, one half of one percent (0.50%) of the principal amount of such Term Loan prepaid; provided, however, if such prepayment is made immediately prior to, substantially concurrently with (not to exceed five (5) Business Days) or concurrently with the consummation of a Declined Royalty Transaction, such Prepayment Fee shall be zero percent (0.00%) of the principal amount of such Term Loan prepaid; and
(iv)for a prepayment made after the date which is after the third anniversary of the Funding of such Term Loan, zero percent (0.00%) of the principal amount of such Term Loan prepaid.

“Prior Agreement” is defined in the preamble hereof.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Register” is defined in Section 12.1(b).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100.00%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66.00%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, Chief Financial Officer or General Counsel of Borrower acting alone.

“Scholar Rock Netherlands” means Scholar Rock Netherlands B.V., a private limited company incorporated under the laws of the Netherlands.

“Second Amendment Effective Date” is November 10, 2022.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” is one hundred percent (100.00%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary; provided that, in the event Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary which is a Foreign Subsidiary creates a present and existing adverse tax consequence to Borrower under the IRC, “Shares” shall mean sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or its Subsidiary in such Foreign Subsidiary.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is indebtedness for borrowed money incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms reasonably acceptable to Collateral Agent and the Lenders; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Permitted Royalty Transaction (or any obligations or liabilities with respect thereto) shall be deemed to be Subordinated Debt.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50.00%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“SVB” is Silicon Valley Bank, a division of First-Citizens Bank & Trust Company.

“Taxes” is defined in Section 2.6.

“Tax Distributions” means for any taxable period in which Borrower is a member of a consolidated, combined, unitary or similar group for U.S. federal and applicable state and local income Tax purposes, distributions to the common parent of such consolidated, combined, unitary or similar group to permit such common parent to pay (a) Taxes then due and owing by such common parent on behalf of such consolidated, combined, unitary or similar group and (b) franchise Taxes and other similar fees, Taxes (other than income Taxes) imposed on it and expenses required to maintain the corporate existence such common parent and any intermediate holding companies in the chain of ownership between Borrower and such common parent.

“Term A-1 Loan” is defined in Section 2.2(a)(i).

“Term A-2 Loan” is defined in Section 2.2(a)(i).

“Term A Loan” is defined in Section 2.2(a)(i).

“Term B Draw Period” is the period commencing on the Effective Date and ending on the earlier of (i) December 31, 2025 and (ii) the occurrence of an Event of Default.

“Term B Loan” is defined in Section 2.2(a)(ii).

“Term C Draw Period” is the period commencing on the date of the occurrence of the Term C Milestone and ending on the earliest of (i) September 30, 2026, (ii) the date that is ninety (90) days after the achievement of the Term C Milestone and (iii) the occurrence of an Event of Default; provided, however, that the Term C Draw Period shall not commence if on the date of the occurrence of the Term C Milestone an Event of Default has occurred and is continuing.

“Term C Loan” is defined in Section 2.2(a)(iii).

“Term C Milestone” is Borrower’s delivery to Collateral Agent and Lenders of evidence reasonably satisfactory to Collateral Agent and the Lenders that Borrower has received a Biologics License Application approval of Apitegromab in spinal muscular atrophy.

“Term D Draw Period” is the period commencing on the date of the occurrence of the Interest-Only Extension Milestone and ending on the earliest of (i) December 31, 2027, (ii) the date that is ninety (90) days after the achievement of the Interest-Only Extension Milestone and (iii) the occurrence of an Event of Default; provided, however, that the Term D Draw Period shall not commence if on the date of the occurrence of the Interest-Only Extension Milestone an Event of Default has occurred and is continuing.

“Term D Loan” is defined in Section 2.2(a)(iv).

“Term Loan” is defined in Section 2.2(a)(iv).

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Testing Date” is defined in Section 6.10.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

SCHOLAR ROCK HOLDING CORPORATION

By
Name:
Title:

SCHOLAR ROCK, INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:
LENDERS:

OXFORD FINANCE FUNDING XIII, LLC

By: Oxford Finance LLC, as servicer

By

Name:

Title:

OXFORD FINANCE FUNDING IX, LLC

By: Oxford Finance LLC, as servicer

By

Name:

Title:

OXFORD FINANCE FUNDING 2023-1, LLC

By: Oxford Finance LLC, as servicer

By ________________________________________

Name: ____________________________________

Title: _____________________________________

1615764111.13

LENDERS:

OXFORD FINANCE CREDIT FUND II LP

By: Oxford Finance Advisors, LLC, as manager

By ________________________________________

Name: ____________________________________

Title: _____________________________________

OXFORD FINANCE CREDIT FUND III LP

By: Oxford Finance Advisors, LLC, as manager

By ________________________________________

Name: ____________________________________

Title: _____________________________________

1615764111.13

SCHEDULE 1.1

Lenders and Commitments

	Term A-1 Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE FUNDING XIII, LLC	$12,500,000.00	50.00%
OXFORD FINANCE FUNDING IX, LLC	$6,500,000.00	26.00%
OXFORD FINANCE FUNDING 2023-1, LLC	$6,000,000.00	24.00%
TOTAL	$25,000,000.00	100.00%
	Term A-2 Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$19,375,000.00	77.50%
OXFORD FINANCE CREDIT FUND II LP	$1,875,000.00	7.50%
OXFORD FINANCE CREDIT FUND III LP	$3,750,000.00	15.00%
TOTAL	$25,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000.00	100.00%
TOTAL	$50,000,000.00	100.00%

	Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000.00	100.00%
TOTAL	$50,000,000.00	100.00%

	Term D Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000.00	100.00%
TOTAL	$50,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE FUNDING XIII, LLC	$12,500,000.00	6.2500%
OXFORD FINANCE FUNDING IX, LLC	$6,500,000.00	3.2500%
OXFORD FINANCE FUNDING 2023-1, LLC	$6,000,000.00	3.0000%
OXFORD FINANCE LLC	$169,375,000.00	84.6875%
OXFORD FINANCE CREDIT FUND II LP	$1,875,000.00	0.9375%
OXFORD FINANCE CREDIT FUND III LP	$3,750,000.00	1.8750%
TOTAL	$200,000,000.00	100.00%

1615764111.13

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property from and after the date on which the IP Trigger Event occurs), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a)(i) any Equipment or other property financed by a third party, provided that such third party’s Liens are Liens of the type described in subsection (c) of the definition of Permitted Liens if the granting of a Lien in such Equipment or other property financed is prohibited by or would constitute a default under any agreement or document governing such Equipment or property financed; provided that the aggregate value of all such Equipment or property financed does not exceed Five Hundred Thousand Dollars ($500,000.00); provided further that upon the termination, lapsing or expiration of any such prohibition, such Equipment or other property financed, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral”; (ii) any lease, license or contract, in each case if the granting of a Lien in such lease, license or contract is prohibited by or would constitute a default under the agreement governing such lease, license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Article 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such lease, license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral”; and (iii) until the date on which an IP Trigger Event occurs, any Intellectual Property; provided, however, (A) the Collateral shall include all Accounts (other than as set forth in clause (b) directly below) and all proceeds of Intellectual Property and (B) if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; and (b) from and after the date that any Permitted Royalty Transaction is consummated, the Excluded Assets with respect to such Permitted Royalty Transaction.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property except in connection with any Permitted Royalty Transaction to the extent permitted by the A&R Loan Agreement (as defined below) and, if applicable, the Acceptable Intercreditor Agreement with respect to such Permitted Royalty Transaction.

Capitalized terms used herein without definition shall have the meaning set forth in that certain Amended and Restated Loan and Security Agreement (the “A&R Loan Agreement” to which this Exhibit A is attached.

1615764111.13

EXHIBIT B

Form of Disbursement Letter

[see attached]

1615764111.13

DISBURSEMENT LETTER

February 10, 2025

The undersigned, being the duly elected and acting      of SCHOLAR ROCK HOLDING CORPORATION, a Delaware corporation (“Parent”), and SCHOLAR ROCK, INC., a Delaware corporation (together with Parent, individually and collectively, jointly and severally, “Borrower”),  with an office located at 301 Binney Street, 3rd Floor, Cambridge, MA 02142 does hereby certify to OXFORD FINANCE LLC (as collateral agent acting on behalf of the Lenders (as defined in the Loan Agreement) from time to time party to the Loan Agreement (as defined below), the “Collateral Agent”) in connection with that certain Amended and Restated Loan and Security Agreement dated as of February 10, 2025, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.No event or condition has occurred and is continuing that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5.No Material Adverse Change has occurred.

6.The undersigned is a Responsible Officer.

[Balance of Page Intentionally Left Blank]

1615764111.13

7.The proceeds of the Term [A-2][B][C][D] Loan shall be disbursed as follows:

Disbursement from Collateral Agent:
Loan Amount	$_______________
Plus:

Less:
--Interim Interest	($_________)
--Lender’s Legal Fees	($_________)*

Net Proceeds due from Collateral Agent:	$_______________

TOTAL TERM [A-2][B][C][D] LOAN NET PROCEEDS FROM COLLATERAL AGENT	$_______________

8.The Term [A-2][B][C][D] Loan shall amortize in accordance with the Amortization Table attached hereto.

9.The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	SCHOLAR ROCK, INC.
Bank Name:	Silicon Valley Bank, a division of First-Citizens Bank & Trust Company
Bank Address:	3003 Tasman Drive Santa Clara, California 95054
Beneficiary Address:	301 Binney Street, 3rd Floor, Cambridge, MA 02142
Account Number:	3301055801
ABA Number:	121140399

[Balance of Page Intentionally Left Blank]

* Legal fees and costs are through the Effective Date. Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

1615764111.13

Dated as of the date first set forth above.

BORROWER:

SCHOLAR ROCK HOLDING CORPORATION

By
Name:
Title:

SCHOLAR ROCK, INC. By Name: Title:
COLLATERAL AGENT ON BEHALF OF LENDERS:

OXFORD FINANCE LLC

By
Name:
Title:

1615764111.13

AMORTIZATION TABLE
(Term [A-2][B][C][D] Loan)

[see attached]

1615764111.13

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender OXFORD FINANCE CREDIT FUND II LP, as Lender OXFORD FINANCE CREDIT FUND III LP, as Lender
FROM:	SCHOLAR ROCK HOLDING CORPORATION and SCHOLAR ROCK, INC.

The undersigned authorized officer (“Officer”) of SCHOLAR ROCK HOLDING CORPORATION (“Parent”) and SCHOLAR ROCK, INC. (together with Parent, individually and collectively, jointly and severally, “Borrower”), hereby certifies (in such officer capacity and not in an individual capacity) that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement, dated as of February 10, 2025, by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)Borrower is in compliance for the period ending _______________ with all required covenants except as noted below;

(b)There are no Events of Default, except as noted below;

(c)Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except, in each case, as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e)No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within earlier of (i) 90 days after FYE and (ii) 5 days of filing with SEC		Yes	No	N/A

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3)	Annual Financial Projections/Budget (prepared on a quarterly basis)	Annually (within 60 days of FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8-K, 10-K and 10-Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A
7)	IP Report	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and Cash Equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and Cash Equivalents at the last day of the measurement period		$________	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenant (Section 6.10)1

(Please attach a separate sheet with supporting detail)

1)

Was the aggregate amount of Borrower’s unrestricted (other than Permitted Liens) cash, Cash Equivalents and marketable securities maintained in Collateral Accounts subject to a Control Agreement in favor of Collateral Agent less than 75.00% of the outstanding principal balance of the Term Loans at any time during the applicable fiscal quarter?

		Yes	No
2)	Was the Market Capitalization less than $800,000,000.00 at any time during the applicable fiscal quarter?	Yes	No
3)

If you did not answer yes to both Question 1 and Question 2, then the financial covenant for such Testing Date is waived and you do not need to answer this Question 3 or Question 4. If you answered yes to both Question 1 and Question 2, the Net Product Revenue of Borrower (calculated on a trailing six (6) month basis) as of such Testing Date is $______________ and the Net Product Revenue set forth in Annex A for such Testing Date is $______________.

4)

If you did not answer yes to both Question 1 and Question 2, then the financial covenant for such Testing Date is waived and you do not need to answer Question 3 above or this Question 4. If you answered yes to both Question 1 and Question 2 above, did Borrower have Net Product Revenue (calculated on a trailing six (6) month basis) as of such Testing

		Yes	No

1 To be completed in the Compliance Certificate for the month ending March 31, 2027 and on the last day of the month of each fiscal quarter thereafter.

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Date of at least the amount set forth in Annex A for such Testing Date and therefore Borrower is in compliance with Section 6.10?

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than One Million Dollars ($1,000,000.00)?	Yes	No

4)

Have there been any material changes to the capitalization table of Borrower or any amendments of the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No
5)	Have there been any new licenses or agreements pursuant to which Borrower or any Subsidiary is the licensee as required by Section 5.2(d)?	Yes	No
6)	Has the Foreign Subsidiary Trigger Event occurred?[2] Please attach a separate sheet with supporting detail.	Yes	No
7)

From and after the IP Trigger Event, please provide (a) a summary of any material change in the composition of the Intellectual Property, and (b) a report of the registered patents, trademarks, service marks, copyrights, mask works, or any pending applications for any of the foregoing, whether as owner, licensee or otherwise, by Borrower or any of its Subsidiaries, and noting any changes from the report provided for the prior fiscal quarter.

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

SCHOLAR ROCK HOLDING CORPORATION

By

Name:

Title:

SCHOLAR ROCK, INC.

By

Name:

Title:

Date: ________________________

LENDER USE ONLY

Received by:	Date:

2 To be completed in the Compliance Certificate for the month ending March 31, 2027 and on the last day of the month of each fiscal quarter thereafter.

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Verified by:	Date:

Compliance Status:YesNo

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EXHIBIT D

Form of Secured Promissory Note

[see attached]

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SECURED PROMISSORY NOTE
(Term [A][B][c][d] Loan)

$____________________Dated:  [_________] [__], 20[__]

FOR VALUE RECEIVED, the undersigned, SCHOLAR ROCK HOLDING CORPORATION, a Delaware corporation (“Parent”) and SCHOLAR ROCK, INC., a Delaware corporation (together with Parent, individually and collectively, jointly and severally, “Borrower”) with an office located at 301 Binney Street, 3rd Floor, Cambridge, MA 02142 (“Borrower”) HEREBY PROMISES TO PAY [OXFORD FINANCE LLC] [OXFORD FINANCE CREDIT FUND II LP] [OXFORD FINANCE CREDIT FUND III LP] (“Lender”) the principal amount of [___________] MILLION DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C][D] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C][D] Loan, at the rates and in accordance with the terms of the Amended and Restated Loan and Security Agreement dated as of February 10, 2025 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C][D] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C][D] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C][D] Loan, interest on the Term [A][B][C][D] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

SCHOLAR ROCK HOLDING CORPORATION

By
Name:
Title: SCHOLAR ROCK, INC. By Name: Title:

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LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

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CORPORATE BORROWING CERTIFICATE

Borrower:	SCHOLAR ROCK HOLDING CORPORATION	Date: [____________]
Lenders:	OXFORD FINANCE LLC, as Collateral Agent and Lender
OXFORD FINANCE CREDIT FUND II LP, as Lender OXFORD FINANCE CREDIT FUND III LP, as Lender

I hereby certify solely in my officer capacity and not any individual capacity as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Articles/Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

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Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
_____________________________	_____________________________		□
_____________________________	_____________________________		□
_____________________________	_____________________________		□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

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5.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title: Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as

[print title]

of the date set forth above.

By:
Name:
Title:

1615764111.13

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

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EXHIBIT B

Bylaws

[see attached]

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CORPORATE BORROWING CERTIFICATE

Borrower:	SCHOLAR ROCK, INC.	Date: [____________]
Lenders:	OXFORD FINANCE LLC, as Collateral Agent and Lender
OXFORD FINANCE CREDIT FUND II LP, as Lender OXFORD FINANCE CREDIT FUND III LP, as Lender

I hereby certify solely in my officer capacity and not any individual capacity as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Articles/Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

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Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
_____________________________	_____________________________		□
_____________________________	_____________________________		□
_____________________________	_____________________________		□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

1615764111.13

5.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title: Secretary

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as

[print title]

of the date set forth above.

By:
Name:
Title:

1615764111.13

EXHIBIT A

Certificate of Incorporation (including amendments)

[see attached]

1615764111.13

EXHIBIT B

Bylaws

[see attached]

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DEBTOR:SCHOLAR ROCK HOLDING CORPORATION and SCHOLAR ROCK, INC.
SECURED PARTY:OXFORD FINANCE LLC, as Collateral Agent

EXHIBIT A TO UCC FINANCING STATEMENT

Description of Collateral

The collateral consists of all of Debtor’s right, title and interest in and to the following personal property (the “Collateral”):

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including Intellectual Property from and after the date on which the IP Trigger Event occurs), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, commodity accounts and any other bank account maintained by Debtor at any time, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Debtor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a)(i) any equipment or other property financed by a third party, provided that such third party’s Liens are Liens securing Capital Leases and Purchase Money Debt if the granting of a Lien in such Equipment or other property financed is prohibited by or would constitute a default under any agreement or document governing such Equipment or property financed; provided that the aggregate value of all such Equipment or property financed does not exceed Five Hundred Thousand Dollars ($500,000.00); provided, further, that (A) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness, (B) such Liens do not extend to any property of Debtor other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness, and (C) upon the termination, lapsing or expiration of any such prohibition, such Equipment or other property financed, as applicable, shall automatically be subject to the security interest granted in favor of Secured Party hereunder and become part of the “Collateral”; (ii) any lease, license or contract, in each case if the granting of a Lien in such lease, license or contract is prohibited by or would constitute a default under the agreement governing such lease, license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Article 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such lease, license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Secured Party hereunder and become part of the “Collateral”; and (iii) until the date on which an IP Trigger Event occurs, any Intellectual Property; provided, however, (A) the Collateral shall include all Accounts (other than as set forth in clause (b) directly below) and all proceeds of Intellectual Property and (B) if a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically and effective as of the Effective Date include the Intellectual Property to the extent necessary to permit perfection of Secured Party’s security interest in such Accounts and such other property of Debtor that are proceeds of the Intellectual Property; and (b) from and after the date that any Permitted Royalty Transaction is consummated, the Excluded Assets with respect to such Permitted Royalty Transaction.

Pursuant to the terms of a certain negative pledge arrangement under the A&R LSA, Debtor has agreed not to encumber any of its Intellectual Property except in connection with any Permitted Royalty Transaction to the extent permitted by the A&R LSA and, if applicable, the Acceptable Intercreditor Agreement with respect to such Permitted Royalty Transaction.

Capitalized terms used herein without definition shall have the meaning set forth below.  Any uncapitalized

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terms used herein that are defined in the Code (as defined below) shall have the meaning set forth in the Code.

“A&R LSA” is that certain Amended and Restated Loan and Security Agreement dated as of February 10, 2025, by and among Debtor, Secured Party, the other loan parties from time to time party thereto, and the lenders from time to time party thereto, as modified, amended and/or restated from time to time.

“Acceptable Intercreditor Agreement” means, with respect to any Permitted Royalty Transaction that is a synthetic royalty transaction, an intercreditor or other agreement among the Secured Party, the applicable synthetic royalty financer (or agent of such applicable synthetic royalty financer) of such Permitted Royalty Transaction (the “Applicable Synthetic Royalty Financer”) and Debtor (and/or any subsidiary of Debtor party thereto) providing (i) at the sole option of Debtor, a first priority security interest and Lien (or, solely, with respect to clause (B) below, a second priority interest and Lien subject only to the priority of the security interest and Lien of the Secured Party under the A&R LSA or related loan documents in a manner consistent with such intercreditor or other agreement) granted to the Applicable Synthetic Royalty Financer in (A) the applicable percentage of (and/or the applicable rights, benefits and/or interests in) the royalty interest or revenue interest and payment intangibles related to the Applicable Product, (B) any intellectual property (including, without limitation, any Intellectual Property) solely underlying the Applicable Product, (C) any proceeds or product of any of the foregoing, and (D) a deposit account of Debtor solely holding royalty proceeds due to the Applicable Synthetic Royalty Financer in an amount not to exceed the percentage of revenues and royalty amounts due to the Applicable Synthetic Royalty Financer, (ii) that (A) the governing law thereof is New York and (B) submission of jurisdiction and venue is the State of New York (or some customary subset thereof) and the appellate courts thereof, and (iii) for such other provisions that are reasonably satisfactory to the Secured Party that are consistent with clause (i) and clause (ii) above.

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Debtor.

“Applicable Product” is Apitegromab in spinal muscular atrophy.

“Applicable Synthetic Royalty Financer” is defined in the definition of “Acceptable Intercreditor Agreement”.

“Capital Leases and Purchase Money Debt” is Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Debtor or any of its subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person; provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made).

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it

1615764111.13

determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Debtor’s Books” are Debtor’s books and records including ledgers, federal, and state tax returns, records regarding Debtor’s assets or liabilities, the collateral under the A&R LSA or any related loan documents, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Division” means, in reference to any Person which is an entity, the division of such Person into two or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Effective Date” is February 10, 2025

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Excluded Assets” means the assets of Debtor that will no longer remain Collateral upon the consummation of a Permitted Royalty Transaction, which, for the avoidance of doubt, shall not include Intellectual Property except to the extent provided in the definition of Acceptable Intercreditor Agreement.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Intellectual Property” means all of Debtor’s right, title and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;
(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;
(c)any and all source code;
(d)any and all design rights which may be available to Debtor;
(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“IP Trigger Event” means the earlier to occur of (a) the outstanding principal balance of the term loans made by the lenders pursuant to the A&R LSA exceeds One Hundred One Million Dollars ($101,000,000.00) and (b) Debtor enters

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into a binding and enforceable Permitted Royalty Financing Transaction; provided, however, for the avoidance of doubt, that no IP Trigger Event shall occur under clause (a) of this definition as a result of any accrual or capitalization of any interest, fees or other amounts with respect to any term loan made by the lenders pursuant to the A&R LSA.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive and exclusive licenses  for the use of the Intellectual Property of Debtor or any of its subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no event of default under the A&R LSA has occurred or is continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face (in each case, other than non-exclusive licenses from or to contract manufacturers, clinical research organizations, clinical trial or research sites, service providers and other entities (A) entered into in the ordinary course of business, (B) the principal purpose of which does not include the acquisition of licensing rights, but which contain such non-exclusive licenses merely ancillary to, and for the limited purpose of, facilitating the principal purposes of the agreement and (C) so long as Debtor has complied with all other applicable terms of the A&R LSA and other related loan documents applicable thereto), do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Debtor or any of its subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Debtor delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Secured Party and the lenders under the A&R LSA and delivers copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Debtor are paid to a deposit account that is governed by a deposit account control agreement in favor of Secured Party (except in connection with a Permitted Royalty Transaction that is not otherwise restricted by any applicable Acceptable Intercreditor Agreement), and (C) any other ancillary license provided in connection with a Permitted Royalty Transaction structured as a synthetic royalty transaction that is in form and substance reasonably satisfactory to Secured Party and otherwise satisfies the conditions of clauses (B)(i) through (iii) hereof (unless otherwise reasonably agreed by the Secured Party with respect to clause (B)(ii) in connection with any negative lien covenant provided in any such synthetic royalty transaction (subject to such covenant expressly permitted the Secured Party’s Liens under the A&R LSA and related loan documents)).

“Permitted Royalty Transaction” means the purchase of (or a financing with respect to) a royalty interest, or a revenue interest financing of, Debtor’s rights in the Applicable Product, provided that (i) such transaction constitutes an arms-length transaction (the terms of which, on their face, do not provide for a sale or collateral assignment of any Intellectual Property other than (A) a second priority Lien and collateral assignment of Intellectual Property solely underlying the Applicable Product may be provided in connection with such transaction that is structured as a synthetic royalty transaction to the extent such transaction is subject to an Acceptable Intercreditor Agreement and (B) any Permitted License, (ii) Debtor receives upfront and unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) gross cash payments of at least One Hundred Fifty Million Dollars ($150,000,000.00), (iii) such transaction encumbers (with respect to a synthetic royalty transaction) or sells (with respect to a true sale royalty transaction) not more than ten percent (10.00%) of Debtor’s projected revenues from the Applicable Product, (iv) no event of default under the A&R LSA has occurred and is continuing at the time of entering such transaction, and (v) the royalty or revenue interest agreement and related material documents, including the assets that comprise the Excluded Assets, are otherwise in form and substance reasonably satisfactory to Secured Party (it being understood, for the avoidance of doubt, that an Acceptable Intercreditor Agreement shall only be required with respect to such transaction that is structured as a synthetic royalty transaction).

1615764111.13

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Debtor connected with and symbolized by such trademarks.

“Transfer” means to convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division).

1615764111.13

ANNEX A

Net Product Revenue Covenant

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1615764111.13